Exhibit 99.1

Westfield Financial, Inc. Announces Stock Repurchase Program

WESTFIELD, Mass.--(BUSINESS WIRE)--August 29, 2012--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), announced today that its Board of Directors has authorized a stock repurchase program (“Repurchase Program”) under which the Company may repurchase up to 1,278,560 shares, or 5% of its outstanding common stock. The Company completed its previous stock repurchase program of 1,333,496 shares of its common stock on August 24, 2012.

About Westfield Financial, Inc.

Westfield Financial is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank. The Bank is a federally chartered savings bank regulated by the Office of Comptroller of the Currency. The Bank is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO